Exhibit 10.1

Execution Version

FIRST AMENDMENT TO
DRAW DOWN NOTE PURCHASE AND CONTINUING COVENANT AGREEMENT

THIS FIRST AMENDMENT TO DRAW DOWN NOTE PURCHASE AND CONTINUING COVENANT AGREEMENT (this “Amendment”) is dated January 8, 2026 (the “First Amendment Effective Date”), and is made by and among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company, as the sole borrower party hereto as of the First Amendment Effective Date (the “Borrower”), the lenders party hereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and the Lenders and the Administrative Agent are willing to make such amendments, in each case, in the manner and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.         Definitions. Unless otherwise specified herein, all capitalized terms used herein shall have the meanings specified in the Credit Agreement.

2.         Amendments to the Credit Agreement. Effective as of the First Amendment Effective Date in accordance with Section 5 hereof:

2.1        Section 1.01 of the Credit Agreement is hereby amended to insert the following defined terms in the appropriate alphabetical order therein:

“Surplus Funds” has the meaning assigned to it in Section 5.18(a).

“Surplus Funds Release Conditions” means each of the following conditions: (a) the requested Surplus Funds Release Date shall be a Business Day occurring on or after the later of (i) January 1, 2027 and (ii) three (3) months after the Capitalized Interest End Date, and (b) the Historical Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio, as determined on the last day of the fiscal quarter immediately preceding the requested Surplus Funds Release Date, shall be not less than 2.00 to 1.00.

“Surplus Funds Release Date” means the first Business Day of a calendar month.

2.2         Section 2.12(a) of the Credit Agreement is hereby amended in its entirety and the following is inserted in lieu thereof:

(a) The Borrowers agree to pay, jointly and severally, to the Administrative Agent a commitment fee for the account of each Lender, which shall accrue at the Commitment Fee Rate on the amount of the undrawn portion of the Commitment (determined daily) of such Lender during the period from and including the Effective Date to but excluding the Maturity Date. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the fifteenth day following such last day and on the Maturity Date, commencing on the first such date to occur after the date hereof; provided that any commitment fees accrued through and payable on the Maturity Date shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the Maturity Date).

Notwithstanding the foregoing, the amount of any commitment fee that is payable during the period from December 31, 2025 to but excluding the Capitalized Interest End Date will be paid either (i) in cash on each date any such commitment fee is due or (ii) in kind on each date any such commitment fee is due by automatically adding the applicable commitment fee amount to the outstanding principal amount of the Loans on a pro rata basis on each date for which the commitment fee is due and payable under this Section 2.12(a); provided that, to elect to pay any commitment fee in cash as provided in this Section 2.12(a), the Borrower Representative shall, not later than 11:00 a.m., New York City time, two Business Days prior to the next succeeding due date for such commitment fee, notify the Administrative Agent in writing that the commitment fee payable on the next succeeding due date will be paid in cash pursuant to this Section 2.12(a). If the Borrower Representative does not deliver notice to the Administrative Agent of its election to pay any commitment fee in cash under the proviso above to this paragraph, such commitment fee payable on the next succeeding due date shall be payable in kind as provided in this paragraph. Such increased principal amount of the Loans shall bear interest as provided in this Agreement and shall be considered outstanding and advanced for all purposes (except as provided in the proviso to this sentence) of this Agreement, including, without limitation, calculating Credit Exposure and Unfunded Commitments of the Lenders; provided that the portion of the increased principal amount of the Loans resulting from the payment in kind of any commitment fees shall not be considered outstanding for purposes of calculating the commitment fee pursuant to the preceding paragraph.

2.3       Section 2.13(g) of the Credit Agreement is hereby amended in its entirety and the following is inserted in lieu thereof:

(g)      Notwithstanding paragraph (e) of this Section, from the date any Loan is made through but not including the Capitalized Interest End Date, interest on each Loan will accrue during such period and will be paid either (i) as provided in paragraph (e) or (ii) in kind by automatically adding the applicable interest amount to the outstanding principal amount of the related Loan on each date for which interest is due and payable hereunder; provided that, to elect to pay interest in cash as provided in this paragraph (g), the Borrower Representative shall, not later than 11:00 a.m., New York City time, two Business Days prior to the next succeeding Interest Payment Date, notify the Administrative Agent in writing that accrued interest on each Loan payable on the next succeeding Interest Payment Date will be paid in cash pursuant to paragraph (e); provided further that, if at any time a Default shall occur and be continuing, the Administrative Agent may determine in its sole and absolute discretion that interest shall no longer be payable in kind and, instead, shall be payable in cash on the immediately next Interest Payment Date and all succeeding Interest Payment Dates. If the Borrower Representative does not deliver notice to the Administrative Agent of its election to pay accrued interest on each Loan in cash under the proviso above to this paragraph (g), such accrued interest payable on the next succeeding Interest Payment Date shall be payable in kind as provided in this paragraph (g). Such increased principal amounts resulting from such capitalizing interest shall bear interest as provided in this Agreement and shall be considered outstanding and advanced for all purposes of this Agreement, including, without limitation, calculating Credit Exposure and Unfunded Commitments of the Lenders.

2.4         Section 5.18(a) of the Credit Agreement is hereby amended in its entirety and the following is inserted in lieu thereof:

(a)    Revenue Account. At the time an Approved Eligible Project is added to the Borrowing Base and at all times thereafter until the full and final payment and satisfaction of all of the Obligations, the Borrower Representative, on behalf of the Borrower for such Borrowing Base Project, shall establish and maintain a deposit account with the Administrative Agent designated as such Borrower’s revenue account (each a “Revenue Account”) for such Borrowing Base Project. The Borrowers shall cause all rental and other income under a Hangar Lease attributable to a Borrowing Base Project to be deposited into the applicable Revenue Account by the 15th day of each month. Amounts on deposit in each Revenue Account shall be (A) first, transferred by the Administrative Agent to the Borrower Representative to pay the lessor under the Ground Lease relating to the Borrowing Base Project the rental amount coming due in such month under such Ground Lease, (B) second, transferred by the Administrative Agent to the Rebate Fund to make up any deficiency in the Rebate Fund, as determined by the Borrower Representative in accordance with the Tax Certificate, (C) third, transferred to the appropriate Operating Expense Account, an amount equal to the Budgeted Operating Costs and the Maintenance Capital Expenditures and the amount necessary to reimburse an Affiliate for Permitted Intercompany Transfers, in each case, for the applicable Borrower for the current month as requested in writing by the Borrower Representative; provided, however, that the Administrative Agent (1) shall not in any month deposit to any Operating Expense Account an amount to pay Budgeted Operating Costs of the related Borrower or Maintenance Capital Expenditures of the related Borrower, or an amount to reimburse an Affiliate for Permitted Intercompany Transfers, which are reasonably expected to cause the projected annual Budgeted Operating Costs, Maintenance Capital Expenditures or Permitted Intercompany Transfers for or relating to such Borrower to exceed the total annual Budgeted Operating Costs, Maintenance Capital Expenditures or Permitted Intercompany Transfers, respectively, as set forth in the annual Projections (as delivered pursuant to Section 5.01(g) hereof) for the then current Fiscal Year; and (2) shall not pay Budgeted Operating Costs or Maintenance Capital Expenditures for the related Borrower or transfer an amount to reimburse an Affiliate for Permitted Intercompany Transfers which exceed budgeted monthly Budgeted Operating Costs, Maintenance Capital Expenditures or Permitted Intercompany Transfers, respectively, as approved in such Projections for such month. The Borrower Representative shall deliver a written requisition to the Administrative Agent (upon which the Administrative Agent may conclusively rely without making any independent investigation) requesting the transfers contemplated by this Section 5.18(a)(C) and certifying that the conditions contained herein have been met; (D) fourth, transferred by the Administrative Agent to the SH Capital II LLC Debt Service Account and applied by the Administrative Agent to pay principal and interest then due on the Loans (and, without duplication, on the corresponding Notes), (E) fifth, applied by the Administrative Agent to replenish the SH Capital II LLC Debt Service Reserve Fund Account to an amount equal to the Debt Service Reserve Fund Requirement, (F) sixth, applied by the Administrative Agent to replenish the SH Capital II LLC Ramp Up Reserve Fund Account to an amount equal to the Ramp Up Reserve Requirement, and (G) seventh, upon the written request of the Borrower Representative, transferred by the Administrative Agent to a Borrower for use in accordance with Section 6.17 (funds released pursuant to this Section 5.18(a)(G) are referred to herein as “Surplus Funds”); provided that, to request any transfer pursuant to this Section 5.18(a)(G), the Borrower Representative shall deliver an executed certificate to the Administrative Agent, in substantially the form of Exhibit H, certifying that the Surplus Funds Release Conditions have been satisfied, that no Default has occurred and is continuing and that such contemplated release of Surplus Funds in accordance with such certificate shall not cause the Borrowers to violate Section 6.10(a) after giving effect to such release for the four quarters then ended; provided further that, the Borrower Representative may not request the transfer of Surplus Funds more than one (1) time in any one-month period.

2.5         Article V of the Credit Agreement is hereby amended to add the following section immediately after Section 5.20 therein:

Section 5.21. Signature Bank Account. On or prior to March 1, 2026, the Borrower Representative shall cause the account at Signature Bank ending in 5003 to be closed and shall cause all amounts previously deposited in such account at Signature Bank to be deposited into the applicable Revenue Account.

2.6         Section 6.07 of the Credit Agreement is hereby amended in its entirety and the following is inserted in lieu thereof:

Section 6.07.    Restricted Payments; Development Fees; Construction Fees. Each Borrower will not, and will not permit any other Borrower to, (a) declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except to the extent required in connection with a use of Surplus Funds permitted under Section 6.17, or (b) pay any fees under any Management Services Agreement or any Construction Contract except as expressly permitted pursuant to the terms of such Management Services Agreement or Construction Contract, respectively.

2.7         Article VI of the Credit Agreement is hereby amended to add the following section immediately after Section 6.16 therein:

Section 6.17. Surplus Funds. Each Borrower will not, and will not permit any other Borrower to, use Surplus Funds for any purpose other than (a) the distribution or transfer to the Parent Guarantor for the payment of general and administrative expenses of the Parent Guarantor, (b) the payment of current interest or principal (and any related redemption premium) on Indebtedness of the Parent Guarantor or Indebtedness guaranteed by the Parent Guarantor, (c) to deposit or transfer such funds into a separate account of an Affiliate of the Parent Guarantor as security for the payment of principal of or interest on Indebtedness of the Parent Guarantor or Indebtedness guaranteed by the Parent Guarantor, or (d) as a capital contribution of the applicable Borrower for an Approved Eligible Project.

2.8         The Credit Agreement is hereby amended to add Exhibit H immediately following Exhibit G thereto, which Exhibit H shall be in the form attached hereto as Annex A.

3.       Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants as follows:

3.1         Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the First Amendment Effective Date.

3.2         Absence of Default. Before and after giving effect to this Amendment, there has been no Default or Event of Default of any provision of the Credit Agreement or any other Loan Documents.

3.3        Power and Authority. The Borrower has the limited liability company power, and has taken all necessary limited liability company action, to authorize this Amendment and the Credit Agreement as amended hereby, and to execute, deliver and perform its obligations under this Amendment and the Credit Agreement as amended hereby, in accordance with their respective terms.

3.4         Binding Obligation. This Amendment has been duly executed and delivered by one or more duly authorized officers of the Borrower, and this Amendment constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.       Conditions Precedent.   This Amendment shall become effective as of the First Amendment Effective Date, subject to the satisfaction of each of the following conditions precedent:

4.1       The Administrative Agent shall have received a fully executed copy of this Amendment from the Borrower, the Lenders and the Administrative Agent.

4.2        The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders) of counsel for the Borrower, covering such matters relating to this Amendment, in form and substance satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

4.3       All legal requirements provided herein and otherwise reasonably requested by the Administrative Agent incident to the execution, delivery and performance of this Amendment and the transactions contemplated thereby, shall be reasonably satisfactory to the Administrative Agent.

5.     Full Force and Effect.   Except as amended by this Amendment, the Credit Agreement shall continue in full force and effect. The parties hereby acknowledge and agree that any term or provision of any of the Loan Documents which refers to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended by this Amendment.

6.       Effect Limited.    The amendments set forth above shall be limited precisely as written and shall not be deemed to be amendments to any other transaction or of any other term or condition of the Credit Agreement or any of the Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

7.       Counterparts.   This Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

8.       Governing Law; Jurisdiction; Consent to Service of Process; and Waiver of Jury Trial. THE PROVISIONS OF SECTIONS 9.09 AND 9.10 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT IN THE SAME MANNER AS THEY BY THEIR RESPECTIVE TERMS APPLY TO THE CREDIT AGREEMENT.

9.      Legal Fees.   The Borrower shall pay the reasonable legal fees and expenses of counsel to the Administrative Agent in accordance with the terms of the Credit Agreement. Such fees shall be paid promptly by the Borrower following presentation of an invoice by such counsel.

[signature pages immediately follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the First Amendment Effective Date.

SKY HARBOUR CAPITAL II LLC, as the Borrower

By:	/s/ Tal Keinan
Name:	Tal Keinan
Title:	Chief Executive Officer

First Amendment to Draw Down Note Purchase and Continuing Covenant Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Allyson Goetschius
Allyson Goetschius
Executive Director

First Amendment to Draw Down Note Purchase and Continuing Covenant Agreement
Signature Page

DNT ASSET TRUST, as Lender

By:	/s/ Allyson Goetschius
Allyson Goetschius
Executive Director

First Amendment to Draw Down Note Purchase and Continuing Covenant Agreement
Signature Page

Annex A

EXHIBIT H

FORM OF SURPLUS FUNDS CERTIFICATE

,20

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 3rd Floor

New York, New York 10179

Mail Code: NY1-M165

Attention: Allyson Goetschius, Janice Fong or Cameron Compertore

Tel No: (212) 270-0335, (212) 270-3762, or (212) 270-8445

Fax No: (917) 849-0272 or (917) 464-0884

Email: allyson.l.goetschius@jpmorgan.com
janice.r.fong@jpmorgan.com
cameron.compertore@jpmorgan.com

and

JPMorgan Chase Bank, N.A.

JPMorgan Loan Services

JPM-Delaware Loan Operations

500 Stanton Christiana Road, NCC5, Floor 01

Newark, Delaware 19713

Attention: Nate Molloy

Telephone: (302) 455-3225

Fax No: (201) 244-3628

Email:  PFG_Servicing@jpmorgan.com

Ladies and Gentlemen:

Reference is hereby made to the Draw Down Note Purchase and Continuing Covenant Agreement dated as of September 4, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among SKY HARBOUR CAPITAL II LLC, a Delaware limited liability company (“SH Capital II LLC”), the other borrowers from time to time party thereto pursuant to one or more Joinder Agreements (together with SH Capital II LLC, collectively, the “Borrowers” and, individually, each a “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Each initially capitalized term used herein, and not otherwise defined herein, has meaning given it in the Credit Agreement.

Pursuant to Section 5.18(a)(G) of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1.    The undersigned is a Responsible Officer.

Exhibit H-1

2.    The undersigned has reviewed the Loan Documents and the books and records of the Borrowers and has conducted such other examinations and investigations as are reasonably necessary to provide reasonable detail of the matters covered in this Certificate.

3.    As of the date of this Certificate, no Default has occurred or is continuing.

4.    The requested Surplus Funds Release Date is                       , 20     .1

5.    As of the date of this Certificate, the Historical Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio, as determined on the last day of the fiscal quarter immediately preceding the requested Surplus Funds Release Date, shall be not less than 2.00 to 1.00. Attached hereto as Schedule 1 are reasonably detailed calculations of the Historical Debt Service Coverage Ratio and the Projected Debt Service Coverage Ratio, in form and detail reasonably satisfactory to the Administrative Agent.

6.    The contemplated release of Surplus Funds in accordance with this Certificate shall not cause the Borrowers to violate Section 6.10(a) of the Credit Agreement after giving effect to such release for the four quarters then ended.

[signature on the following page]

1 Surplus Funds Release Date shall be the first Business Day of a calendar month.

Exhibit H-2

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

SKY HARBOUR CAPITAL II LLC, as Borrower Representative

By:
Name:
Title:

Exhibit H-3

Schedule 1

Compliance as of          , 20     .

Historical Debt Service Coverage Ratio:

A.       For the Borrowers, on a Consolidated basis, without duplication, for any period, the sum of (a) Net Income for such period, plus (b) to the extent deducted in arriving at Net Income for such period, (i) federal and state income taxes, (ii) Interest Expense, and (iii) depreciation and amortization determined in accordance with GAAP for such period, plus (c) the Facility Cash Flow for such period; provided that, with respect to item (c), (i) such Facility Cash Flow has been, and remains, pledged to, and such pledge is perfected through the deposit of such funds in an account held in the name of, the Administrative Agent for the benefit of the Lenders pursuant to a Deposit Account Control Agreement (in form and substance reasonably satisfactory to the Administrative Agent), and (ii) the Initial Projects (as defined in the Master Indenture) have reached substantial completion and such substantial completion has been evidenced to the reasonable satisfaction of the Administrative Agent); provided further that, neither Upfront Tenant Lease Payments nor any other prepayment of rent under Hangar Leases shall be included in the calculation of EBITDA for any period.

Exhibit H-4

B.    Minus the sum of (i) Maintenance Capital Expenditures paid in cash that were not funded with amounts on deposit in or transferred from any cash reserves and (ii) federal and state income taxes, paid in cash, for such period.

$
C. A- B =C TOTAL (NET OPERATING INCOME)	$
D. TOTAL INTEREST COMPONENT OF DEBT SERVICE	$
C TOTAL / D TOTAL = HISTORICAL DEBT COVERAGE RATIO	:1.00

As of the compliance date shown above, the Historical Debt Service Coverage Ratio is not less than 2.00:1.00.

Projected Debt Service Coverage Ratio:

A. To the extent included in the Borrowers’ Projections for such fiscal period, for the Borrowers, on a Consolidated basis, without duplication, for any period, the sum of (a) Net Income for such period, plus (b) to the extent deducted in arriving at Net Income for such period, (i) federal and state income taxes, (ii) Interest Expense, and (iii) depreciation and amortization determined in accordance with GAAP for such period, plus (c) the Facility Cash Flow for such period; provided that, with respect to item (c), (i) such Facility Cash Flow has been, and remains, pledged to, and such pledge is perfected through the deposit of such funds in an account held in the name of, the Administrative Agent for the benefit of the Lenders pursuant to a Deposit Account Control Agreement (in form and substance reasonably satisfactory to the Administrative Agent), and (ii) the Initial Projects (as defined in the Master Indenture) have reached substantial completion and such substantial completion has been evidenced to the reasonable satisfaction of the Administrative Agent); provided further that, neither Upfront Tenant Lease Payments nor any other prepayment of rent under Hangar Leases shall be included in the calculation of EBITDA for any period.

$

Exhibit H-5

B.    Minus, to the extent included in the Borrowers’ Projections for such fiscal period, (ii) the sum of (x) the Projected Maintenance Capital Expenditures that are not Projected to be funded with amounts on deposit in or transferred from any cash reserves for the same period and (y) Projected federal and state income taxes, for such period.

$
C. A- B =C TOTAL (PROJECTED NET OPERATING INCOME)	$

D. TOTAL DEBT SERVICE (provided that, for purposes of total Debt Service, with respect to any determination of Debt Service during the calendar year in which the Maturity Date occurs, the principal balance of any Loan may be amortized on a straight-line debt service basis over twenty (20) years)

$
C TOTAL / D TOTAL = PROJECTED DEBT COVERAGE RATIO	:1.00

As of the compliance date shown above, the Projected Debt Service Coverage Ratio is not less than 2.00:1.00.

Exhibit H-6